SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 23, 2015

Date of Report (Date of Earliest Event Reported)

EXEO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190690	45-2224704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4478 Wagon Trail Avenue, Las Vegas, NV	89118
(Address of principal executive offices)	(Zip code)

(702) 361-3188

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Resignation of KLJ & Associates, LLP as Independent Auditor

On July 23, 2015, KLJ & Associates, LLP (“KLJ”) resigned as Exeo Entertainment, Inc,’s (the “Company”) independent auditing firm. In connection with the review of the Company’s financial statements for the periods ended February 28, 2015 and May 15, 2015, (1) there were no disagreements with KLJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of KLJ, would have caused KLJ to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”). The Company has requested KLJ to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 28, 2015 is filed as Exhibit 16.1 to this Form 8-K.

Appointment of Seale and Beers, CPAs, LLC as Independent Auditor

On July 27, 2015 (the “Engagement Date”), the Board of Directors of the Company appointed Seale and Beers, CPAs, LLC (“SB”) as the Company’s independent registered public accounting firm, beginning with the period ending August 31, 2015.

During the Company's two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Company nor anyone on its behalf consulted SB regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter dated July 28, 2015 to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXEO ENTERTAINMENT, INC.

DATE: July 28, 2015	By:	/s/ Robert Scott Amaral
	Name:	Robert Scott Amaral
	Title:	Che Chief Executive Officer (Pri((Principal Executive Officer)